UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 300 Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series D perpetual preferred shares of beneficial interest, $.01 par value	AMH-D	New York Stock Exchange
Series E perpetual preferred shares of beneficial interest, $.01 par value	AMH-E	New York Stock Exchange
Series F perpetual preferred shares of beneficial interest, $.01 par value	AMH-F	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Underwriting Agreement

On May 20, 2021, American Homes 4 Rent (the “Company”) and American Homes 4 Rent, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), J.P. Morgan Securities LLC (as agent for JPMorgan Chase Bank, National Association) and BofA Securities, Inc. (as agent for Bank of America, N.A.), as the forward sellers (the “Forward Sellers”), and JPMorgan Chase Bank, National Association and Bank of America, N.A., as the forward purchasers (the “Forward Purchasers”), pursuant to which the Company agreed to offer and sell up to 18,745,000 of its Class A common shares of beneficial interest, par value $0.01 per share (the “Class A common shares”), consisting of (i) 5,500,000 Class A common shares offered directly by the Company, and (ii) 13,245,000 Class A common shares offered on a forward basis at the request of the Company by the Forward Sellers (including 2,445,000 Class A common shares pursuant to the Underwriters’ option to purchase additional shares from the Forward Sellers, which option was exercised in full), in each case at a price of $35.28 per share (which is the public offering price less the underwriting discount) (the “Offering”). The Offering is expected to close on May 25, 2021, subject to customary closing conditions.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters, the Forward Sellers and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters, the Forward Sellers and the Forward Purchasers may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Forward Sale Agreements

In connection with the Offering, on May 20, 2021, the Company entered into forward sale agreements with each Forward Purchaser (each an “Initial Forward Sale Agreement”) with respect to up to 13,245,000 Class A common shares to be sold in the Offering (including up to 2,445,000 Class A common shares pursuant to the Underwriters’ option to purchase additional shares from the Forward Sellers). In connection with the Underwriters’ exercise in full of such option, on May 21, 2021, the Company entered into additional forward sale agreements with each Forward Purchaser (together with the Initial Forward Sale Agreements, the “Forward Sale Agreements”). The Company expects to physically settle the Forward Sale Agreements (by the delivery of the Class A common shares) and receive proceeds, subject to certain adjustments, from the sale of such Class A common shares by May 21, 2022, although the Company has the right to elect settlement prior to that time subject to certain conditions. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of Class A common shares in exchange for cash proceeds, the Forward Sale Agreements allow the Company to cash or net-share settle all or a portion of its obligations under the Forward Sale Agreements. If the Company elects to cash or net share settle the Forward Sale Agreements, the Company may not receive any proceeds, and may owe cash or Class A common shares to the Forward Purchasers in certain circumstances. The Forward Sale Agreements provide for an initial forward sale price of $35.28 per share (which is the public offering price less the underwriting discount), subject to certain adjustments pursuant to the terms of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Company will not initially receive any proceeds from the sale of Class A common shares by the Forward Sellers.

Copies of the Forward Sale Agreements are attached to this Current Report on Form 8-K as Exhibit 1.2 and Exhibit 1.3 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.2 and Exhibit 1.3.

The Offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on June 17, 2020 (File No. 333-239227), a base prospectus, dated June 17, 2020, included as part of the registration statement, and a prospectus supplement, dated May 20, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Company expects to receive net proceeds from the sale and settlement of the Class A common shares in the Offering (including from settlement of the Forward Sale Agreements), after deducting related underwriting discounts and commissions and estimated expenses, of approximately $661.1 million (including proceeds from the shares sold pursuant to the Underwriters’ option to purchase additional shares). The Company intends to use the net proceeds from the Offering (i) to repay indebtedness the Company has incurred or expects to incur under its revolving credit facility, (ii) to partially fund the previously announced redemption of $268.8 million aggregate principal amount of its Series D Cumulative Redeemable Perpetual Preferred Shares on June 7, 2021 and $230.0 million aggregate principal amount of its Series E Cumulative Redeemable Perpetual Preferred Shares on June 30, 2021, and (iii) for general corporate purposes. The foregoing application may be effected through the Operating Partnership by the Company contributing a portion of the net proceeds to the Operating Partnership in exchange for Class A partnership units.

The Underwriters, the Forward Purchasers and the Forward Sellers, and their respective affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 20, 2021, by and among the Company, the Operating Partnership, J.P Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters listed on Schedule I thereto, and J.P. Morgan Securities LLC (as agent for JPMorgan Chase Bank, National Association) and BofA Securities, Inc. (as agent for Bank of America, N.A.), as the forward sellers, and JPMorgan Chase Bank, National Association and Bank of America, N.A., as the forward purchasers.

1.2	Forward Sale Agreement, dated May 20, 2021, between the Company and JPMorgan Chase Bank, National Association.

1.3	Forward Sale Agreement, dated May 20, 2021, between the Company and Bank of America, N.A.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Class A common shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021		AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer